AgFeed Industries, Inc. Announces Voluntary Delisting

GRAND JUNCTION, COLORADO, January 31, 2012—AgFeed Industries, Inc. (Nasdaq: FEED, NYSE Alternext: ALHOG - News) (the “Company”) announced today that it has notified The Nasdaq Stock Market LLC (“Nasdaq”) of its intent to voluntarily delist its common stock from The Nasdaq Global Select Market. The Company currently anticipates that it will file with the Securities and Exchange Commission (the “Commission”) and Nasdaq a Form 25 relating to the delisting of its common stock on or about February 10, 2012, on which day there will be no trading in its common stock. The Company anticipates that the delisting of its common stock becoming effective on or about February 20, 2012, ten days after the filing of the Form 25. The Company expects to continue to be under a trading halt on Nasdaq until the delisting of its common stock becomes effective.

The Company’s management’s current intention is to discuss with the market makers for its common stock to have its common stock quoted on the OTC Pink tier of the OTC Markets, but no arrangements have yet been made in that regard. This will require at least one market maker to quote the Company’s common stock on such quotation service after the market maker complies with the relevant rules of such quotation service; there is no assurance that a market maker will comply with those rules. The Company has not arranged for its shares to be quoted on any securities exchange. Notwithstanding any of the foregoing, the Company will remain subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Recently, and after much discussion and deliberation, the Board of Directors unanimously approved a resolution authorizing the Company to voluntarily delist from Nasdaq. Material facts related to this important decision include the ability of the Company to regain compliance with the Nasdaq listing requirements within the relevant compliance periods, the process of restating certain of its financial statements and the likelihood of the compliance plan submitted to Nasdaq being approved.

The Company has previously reported its receipt of notices from Nasdaq indicating that the Company is not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Global Select Market, set forth in Nasdaq Marketplace Rule 5450(a)(1), which compliance period expires on April 11, 2012, and with the continued listing requirements under Nasdaq Marketplace Rule 5250(c)(1), which relates to the Company not yet having filed its Quarterly Report on Form 10-Q for the period ended September 30, 2011 (the “10-Q”) with the Commission.

As previously reported by the Company in its Notification of Late Filing on Form 12b-25, filed with the Commission on November 10, 2011, the Company was unable to file the 10-Q within the prescribed period due to the ongoing investigation of the special committee of the board of directors (the “Special Committee”). While the Special Committee has completed its investigation, the Company is currently reviewing the findings of the Special Committee. The Company intends to file the 10-Q with the Commission as soon as practicable.

About AgFeed Industries, Inc.

AgFeed Industries, Inc. (www.agfeedinc.com) is an international agribusiness with operations in the U.S. and China. AgFeed has two business lines: animal nutrition in premix, concentrates and complete feeds and hog production. In the U.S., AgFeed’s hog production unit, M2P2, is a market leader in setting new standards for production efficiency and productivity. AgFeed believes the transfer of these processes, procedures and techniques will allow its new Western-style Chinese hog production units to set new standards for production in China. China is the world's largest pork market consuming 50% of global production and over 62% of total protein consumed in China is pork. Hog production in China currently enjoys income tax free status.

SAFE HARBOR DISCLOSURE NOTICE

The information provided herein contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties.  These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s ability to file its Quarterly Report on Form 10-Q for the period ended September 30, 2011 and subsequent periodic reports under the Securities Exchange Act and decision to voluntarily delist from Nasdaq. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to factors that could affect the Company’s business, financial conditions and results of operations included in the Company’s Annual Report on Form 10-K under the caption "Risk Factors," as updated by the Company’s subsequent filings with the Commission, all of which are available at the Commission’s website at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not intend, and disclaims any obligation, to update any forward−looking information contained in this Current Report or with respect to the announcements described herein.

Contact: Investor Relations: The Company's policy is to handle all questions through its electronic inquiry system; http://www.agfeedinc.com/contact. Questions submitted through the inquiry system will be answered as soon as possible.